Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Factorial Energy Inc. of our report dated March 26, 2026, relating to the consolidated financial statements of Factorial Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

June 29, 2026